UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 28, 2020 urban-gro, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-52898	46-5158469
(Commission File Number)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G Lafayette, Colorado	80026
(Address of Principal Executive Offices)	(Zip Code)

(720) 390-3880

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

urban-gro, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) on May 28, 2020 to (i) elect six directors to the Board of Directors to serve for a term of one year or until their respective successors are elected and qualified (“Proposal 1”) and (ii) ratify the appointment of BF Borgers CPA PC to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 (“Proposal 2”). For more information about the foregoing proposals, see the Company’s definitive proxy statement dated May 18, 2020.

The table below shows the final results of the voting at the Annual Meeting:

	Votes in Favor	Votes Cast Against	Abstain	Broker Non-Votes
Proposal 1
Bradley J. Nattrass	22,855,657	35,000	0	0
Richard (Dick) A. Akright	22,880,657	10,000	0	0
James H. Dennedy	22,880,657	10,000	0	0
Lance Galey	22,880,657	10,000	0	0
James R. Lowe	22,880,657	10,000	0	0
Lewis O. Wilks	22,880,657	10,000	0	0

Proposal 2	22,890,657	0	0	–

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN-GRO, INC.
Date: June 1, 2020
	By:	/s/ Bradley Nattrass
	Name:	Bradley Nattrass
	Title:	Chief Executive Officer

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